UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (Amendment No.      )

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☐  Definitive Proxy Statement
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☐  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

Hudson Valley Holding Corp.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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NOTICE OF SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON OCTOBER 19, 2009
PROXY STATEMENT
MATTER TO BE BROUGHT BEFORE THE SPECIAL MEETING
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
OTHER MATTERS
Appendix A

HUDSON VALLEY HOLDING CORP.
21 Scarsdale Road
Yonkers, New York 10707

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON OCTOBER 19, 2009

At the direction of the Board of Directors of Hudson Valley Holding Corp., a New York corporation (the “Company”), notice is hereby given that a special meeting of shareholders of the Company will be held at the Company’s headquarters at 21 Scarsdale Road, Yonkers, New York on Monday, October 19, 2009 at 10:00 a.m., local time, to consider and vote on an amendment to the Company’s Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to add a provision to eliminate shareholder preemptive rights.

The Board of Directors recommends that you vote FOR the amendment to the Certificate of Incorporation.

The Board of Directors has fixed the close of business on October 5, 2009 as the record date for the meeting. Only shareholders of record at the close of business on this date are entitled to notice of and to vote at the meeting or any adjournments, postponements or continuations of the meeting.

All shareholders are invited to attend the meeting. To ensure your representation at the meeting, however, you are urged to mark, sign and return the enclosed proxy in the accompanying envelope, whether or not you expect to attend the meeting. In the event that you attend the meeting, you may vote in person even if you have returned a proxy.

Your vote is important. To vote your shares, please sign, date and complete the enclosed proxy and mail it promptly in the enclosed return envelope.

By Order of the Board of Directors

James M. Coogan
Secretary

October 5, 2009

********************

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIAL FOR THE SPECIAL MEETING TO BE HELD ON OCTOBER 19, 2009: THE COMPANY’S NOTICE OF THE SPECIAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT ARE AVAILABLE AT WWW.PROXYDOCS.COM/HUVL

Hudson Valley Holding Corp.
21 Scarsdale Road
Yonkers, New York 10707

PROXY STATEMENT

This proxy statement is furnished to you in connection with the solicitation of proxies by the Board of Directors to be used at the special meeting of shareholders (the “Special Meeting”) of Hudson Valley Holding Corp., a New York corporation (the “Company”). Copies of this proxy statement and the accompanying form of proxy are being mailed on or about October 7, 2009 to persons who were shareholders of record on October 5, 2009.

Date, Time and Place of Meeting

We will hold the Special Meeting on Monday, October 19, 2009, at 10:00 a.m. local time, at 21 Scarsdale Road, Yonkers, New York, for the purposes set forth in the accompanying Notice of Special Meeting of Shareholders.

Matters to be Considered at the Meeting

At the meeting, we will ask our shareholders to consider and vote upon the amendment to the Company’s Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to add a provision to eliminate shareholder preemptive rights.

The shareholders will also consider and vote upon such other matters as may properly be brought before the meeting or any adjournment, postponement or continuation thereof.

Vote Required

The affirmative vote of a majority of outstanding shares entitled to vote in person or by proxy is required to approve the amendment to the Certificate of Incorporation to add a provision to eliminate shareholder preemptive rights. Abstentions and broker “non-votes” will have no effect on determining whether the requisite number of affirmative votes has been received, since we are required to obtain the affirmative vote of a majority of the outstanding shares; therefore, an abstention, a broker “non-vote” or a failure to vote has the same effect as a vote AGAINST the proposal.

Voting of Proxies

Shares of our common stock represented by properly executed proxies received in time for the meeting, unless previously revoked, will be voted at the meeting as specified by the shareholders on the proxies. If a proxy is returned without any voting instructions, the shares represented thereby will be voted in favor of the proposal to amend the Certificate of Incorporation to add a provision to eliminate shareholder preemptive rights. Proxies may be submitted in person, by mail or by facsimile to (718) 765-8730.

Revocability of Proxies

If you authorize a proxy, you have the power to revoke it at any time before it is voted. You can do so in one of three ways. First, you can send a written notice to our transfer agent, American Stock Transfer & Trust Company, LLC (“AST”), at the following address stating that you would like to revoke your proxy. Second, you can complete a new proxy card and send it to AST at the following address. Third, you can attend the meeting and vote in person. You should send any written notice or new proxy card to:

American Stock Transfer & Trust Company, LLC
Operations Center
6201 15th Street
Brooklyn, NY 11219

You may request a new proxy card by calling AST at (800) 937-5449.

Record Date; Shareholders Entitled to Vote; Quorum

Only shareholders of record at the close of business on October 5, 2009, will be entitled to receive notice of and vote at the meeting. As of the record date,           shares of common stock were issued and outstanding. Each share of common stock is entitled to one vote on each matter on which holders of common stock are entitled to vote. A majority of the outstanding shares of common stock entitled to vote must be represented in person or by proxy at the meeting in order for a quorum to be present.

Solicitation of Proxies

This proxy solicitation is being made by the Board of Directors. The form of proxy for the meeting is enclosed. The cost of any solicitation will be borne by the Company. Our officers, directors or regular employees may communicate with shareholders personally or by mail, telephone, email or otherwise for the purpose of soliciting proxies. We and our authorized agents will request brokers or other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of shares held of record by these persons and will reimburse their reasonable out-of-pocket expenses in forwarding the material.

Proposals of Shareholders

Shareholders of the Company who intend to present a proposal for action at the 2010 Annual Meeting of Shareholders of the Company and include such proposal in the Company’s proxy statement under the Securities and Exchange Commission’s shareholder proposal rule (Rule 14a-8) must notify the Company’s management of such intention by notice in accordance with Rule 14a-8, received at the Company’s principal executive offices not later than December 29, 2009.

Shareholders of the Company who intend to present a proposal for action directly at the 2010 Annual Meeting of Shareholders of the Company outside of the Rule 14a-8 process must notify the Company’s management of such intention by notice, received at the Company’s principal executive offices between January 28, 2010 and February 27, 2010. The notice must be in the manner and form required by the Company’s Bylaws.

Householding

We have adopted a service approved by the Securities and Exchange Commission referred to as “householding,” which is designed to reduce duplicate mailings to you and to save printing and postage costs. This rule allows us to send a single set of any shareholder documents, including proxy statements and annual reports, to any household at which multiple shareholders reside, if we believe the shareholders are members of the same family. You will continue to receive individual proxy cards for each individual shareholder. If shareholders of record sharing an address currently receive multiple copies of shareholder documents at their address and would like to request “householding” of their communications, or if shareholders of record sharing an address currently receive one copy of shareholder documents and would like to receive separate copies, please contact American Stock Transfer & Trust Company, LLC, Shareholder Services Group, 6201 15th Street, Brooklyn, NY 11219; telephone (800) 937-5449; email: info@amstock.com.

Your continued consent to householding will be presumed unless you notify us that you wish to receive separate documents. We will give effect to your notice and send separate documents in future mailings within

30 days after receipt of notice revoking consent. If you own your shares through a bank, broker or other nominee, you can request householding by contacting the nominee.

Other Matters

The Board of Directors knows of no matters that are expected to be presented for consideration at the meeting that are not described herein. However, if other matters properly come before the meeting, it is intended that the persons named in the accompanying proxy will vote thereon in accordance with the recommendation of the Board of Directors.

MATTER TO BE BROUGHT BEFORE THE SPECIAL MEETING

AMENDMENT OF THE RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED,
TO ADD A PROVISION TO ELIMINATE SHAREHOLDER PREEMPTIVE RIGHTS

On September 23, 2009, the Board of Directors of the Company authorized an amendment of the Certificate of Incorporation adding a provision to eliminate shareholder preemptive rights. The form of the proposed amendment (the “Proposed Amendment”) is set forth below under “The Proposed Amendment.”

Background

On September 9, 2009, the Company announced that it was conducting an underwritten offering of $90 million of its common stock pursuant to an effective shelf registration statement and a preliminary prospectus supplement. Thereafter, the Company was advised by counsel that holders of the Company’s common stock have preemptive rights under the provisions of Section 622 of the New York Business Corporation Law (the “NYBCL”) that would interfere with the offering. Preemptive rights under Section 622 provide a shareholder, under certain circumstances and subject to certain exceptions, with a right to purchase the number of shares necessary to retain that shareholder’s proportionate ownership interest in the Company in the event the Company issues additional equity shares or securities convertible into or carrying rights or options to purchase additional equity shares. Based on the advice of counsel, the Company announced on September 21, 2009 that it was delaying the offering in order to amend its Certificate of Incorporation to eliminate preemptive rights, and that it would commence the offering following the approval of the Proposed Amendment by shareholders. The Company is sending you this proxy statement in support of the Proposed Amendment and recommending a vote “FOR” the Proposed Amendment.

Reasons for and General Effects of the Amendment

As previously noted, the Company is conducting an offering of $90 million of its common stock in an underwritten public offering. This offering has been undertaken due to the economic and bank regulatory environment and the Company’s expressed intent to its primary regulator to increase its capital. The existence of preemptive rights makes it difficult for the Company to raise capital in the offering and through future public offerings or private placements of its equity securities since preemptive rights involve uncertainty, delay and considerable expenses to the Company. In order to make it easier for the Company to raise capital in the offering and in future equity offerings, the Board of Directors has determined that it is advisable and in the best interests of the Company to add a provision to the Certificate of Incorporation to eliminate shareholder preemptive rights.

The relevant provisions of Section 622 of the NYBCL applicable to the Company provide in pertinent part as follows:

(b)(1) ...[E]xcept as otherwise provided in the certificate of incorporation, and except as provided in this section, the holders of equity shares of any class, in case of the proposed issuance by the corporation of, or the proposed granting by the corporation of rights or options to purchase, its equity shares of any class or any shares or other securities convertible into or carrying rights or options to purchase its equity shares of any class, shall, if the issuance of the equity shares proposed to be issued or issuable upon exercise of such rights or options or upon conversion of such other securities would adversely affect the unlimited dividend rights of such holders, have the right during a reasonable time and on reasonable conditions, both to be fixed by the board, to purchase such shares or other securities in such proportions as shall be determined as provided in this section....

(c) Except as otherwise provided in the certificate of incorporation, and except as provided in this section, the holders of voting shares of any class...in case of the proposed issuance by the corporation of, or the proposed granting by the corporation of rights or options to purchase, its voting shares of any class or any shares or other securities convertible into or carrying rights or options to purchase its voting shares of any class, shall, if the issuance of the voting shares proposed to be issued or issuable upon exercise of such rights or options or upon conversion of such other securities would adversely affect the voting rights of such holders, have the right during a reasonable time and on reasonable conditions, both to be fixed by the board, to purchase such shares or other securities in such proportions as shall be determined as provided in this section.

Under Section 622, the Company is permitted to include a provision in its Certificate of Incorporation to eliminate preemptive rights, but it has not yet done so. Absent shareholder approval of the Proposed Amendment, holders of the Company’s common stock, in connection with the offering and future offerings by the Company of its equity securities that are not exempt under Section 622, may be entitled to purchase the proportion of the securities offered that, as nearly as practicable, would preserve such holders’ relative dividend and voting rights. Under these circumstances, shareholders exercising their preemptive rights would be entitled to purchase shares on the same terms and at the same price offered to the investors whose purchase would trigger such preemptive rights.

Preemptive rights are triggered under Section 622 if the issuance or sale of the securities would “adversely affect” either the “unlimited dividend rights” or “voting rights” of existing shareholders. Section 622 provides a number of exemptions as well. Among other things, Section 622 exempts the sale or issuance of (i) shares for consideration other than cash; (ii) options granted to officers, directors or employees of the corporation pursuant to plans approved by the shareholders; (iii) treasury shares; and (iv) shares issued upon exercise of options issued by the corporation.

If the Proposed Amendment is approved and takes effect, the Company’s Board of Directors would be empowered to offer any of the Company’s authorized but unissued shares of common or preferred stock or securities convertible into or carrying rights or options to purchase common or preferred stock, without offering any right of participation to the then current holders of the Company’s common stock.

The holders of the Company’s common stock are entitled to dissenters’ rights in connection with the removal of their preemptive rights. For an explanation of dissenters’ rights, see “Dissenters’ Rights” below.

The Proposed Amendment

If approved by the shareholders, the Certificate of Incorporation shall be amended by the addition of a new paragraph 5(C). The new paragraph 5(C) shall state:

(C) No present or future holder of any shares of the corporation of any class or series, whether heretofore or hereafter issued, shall have any preemptive rights with respect to (1) any shares of the corporation of any class or series, or (2) any other security of the corporation (including bonds and debentures) convertible into or carrying rights or options to purchase such shares.

This amendment to the Certificate of Incorporation will eliminate preemptive rights that may be available to holders of the Company’s common stock with respect to the subsequent issuance or sale of securities, including the current offering of $90 million of common stock.

Dissenters’ Rights

Because, if approved, the amendment of the Certificate of Incorporation will eliminate preemptive rights, holders of the Company’s common stock who object to the amendment of the Certificate of Incorporation are entitled to exercise their dissenters’ rights and receive payment for the fair value of their shares.

Pursuant to Section 623 of the NYBCL, shareholders desiring to exercise their dissenters’ rights (i) must file with the Company a written objection PRIOR to the vote to be taken at the Special Meeting and (ii) must NOT vote to approve the amendment of the Certificate of Incorporation. The objection shall include a notice of the objecting shareholder’s election to dissent, such shareholder’s name, residence address and the number of shares of the Company’s common stock beneficially owned and a demand for payment of the fair value of such shares if the amendment is approved. The written objection must be in addition to and separate from any proxy or vote against or abstention from the amendment of the Certificate of Incorporation. Voting against or failing to vote for the amendment by itself does not constitute an election to dissent within the meaning of Section 623.

Shareholders will be deemed to have waived their dissenters’ rights if they fail to file a written objection before the vote to be taken at the Special Meeting. A vote in favor of the amendment, by proxy or in person, will constitute a waiver of the shareholder’s election to dissent with respect to the shares so voted, will nullify any previously filed written notices of election to dissent and will be deemed a waiver of the shareholder’s dissenter’s rights.

Shareholders exercising their dissenters’ rights must do so with respect to all shares held by them of record that they own beneficially. In addition to filing a written objection and notice of election to dissent, shareholders exercising their dissenters’ rights must deliver to the Company the certificates representing their shares within one month of filing their notice of election to dissent. The Company shall note thereon the shareholder’s notice of election to dissent and return the certificates to the shareholder. At the effective time of the amendment of the Certificate of Incorporation, dissenting shareholders shall no longer have any of the rights of shareholders of the Company, except the right to be paid the fair value of their shares.

In the event that the amendment of the Certificate of Incorporation is approved, the Company will notify within 10 days of the Special Meeting those shareholders that have filed a notice of election to dissent of the approval of the amendment. Within 15 days of the effective time of the amendment of the Certificate of Incorporation, but no later than 90 days after the Special Meeting, the Company shall notify dissenting shareholders of the Company’s calculation of the fair value of their shares as of the day prior to the Special Meeting and shall offer to purchase the shares at that price and, to shareholders that have delivered their certificates to the Company for notation, make an advance payment of 80% of such amount. If within 30 days after the making of such offer, the Company and any dissenting shareholder agree upon the price to be paid for his or her shares, final payment shall be made within 60 days after the making of such offer or approval of the amendment of the Certificate of Incorporation, whichever is later, upon the surrender of the certificates for any such shares represented by certificates.

In the event of disagreement as to the fair value of the shares, the Company will institute a court proceeding to determine the fair value in accordance with New York law. The court’s determination of fair value will include an allowance for interest.

THIS SUMMARY IS NOT INTENDED TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SECTION 623 OF THE NYBCL, THE TEXT OF WHICH IS SET FORTH IN APPENDIX A TO THIS PROXY STATEMENT. ANY SHAREHOLDER CONSIDERING EXERCISING DISSENTERS’ RIGHTS IS ADVISED TO CONSULT LEGAL COUNSEL. DISSENTERS’ RIGHTS WILL NOT BE AVAILABLE UNLESS AND UNTIL THE AMENDMENT OF THE CERTIFICATE OF INCORPORATION IS CONSUMMATED.

Effectiveness of the Amendment

The effective time of the amendment will be the time and date that a Certificate of Amendment is filed with the Secretary of State of the State of New York. The Company expects to file the Certificate of Amendment as promptly as possible after receiving the requisite shareholder approval.

Vote Required and Board of Director’s Recommendation

The affirmative vote of a majority of outstanding shares entitled to vote, in person or by proxy, is required for approval of this proposal. Abstentions and broker “non-votes,” if any, will have no effect on determining whether the proposal has received the requisite number of affirmative votes, since we are required to obtain the affirmative vote of a majority of the outstanding shares; therefore, an abstention, a broker “non-vote” or a failure to vote has the same effect as a vote AGAINST the proposal.

All of our directors and executive officers, who beneficially own approximately 35.1% of the outstanding shares as of September 18, 2009, have indicated that they will vote in favor of the Proposed Amendment.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE PROPOSED AMENDMENT TO THE CERTIFICATE OF INCORPORATION.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the “beneficial ownership” (as that term is defined in the rules of the SEC) of the common stock as of September 18, 2009, by (a) each Named Executive Officer and member of the Board of Directors, (b) each person known to be a beneficial owner of more than five percent of the common stock and (c) all executive officers and members of the Board of Directors as a group. Persons who hold options that are exercisable within 60 days of September 18, 2009 are deemed to own, beneficially, the shares of common stock that may be acquired on the exercise of such options. Such shares are deemed outstanding for purposes of computing the number of shares owned by the person holding the option, but not for any other purpose.

		Number of Shares
		of Common Stock		Percent of Outstanding
Name	Address	Beneficially Owned		Shares of Common Stock

Marie A. Holcombe(1)	35 E. Grassy Sprain Road, Yonkers NY 10710	1,827,568	(1)	17.3%
Josephine Abplanalp	35 E. Grassy Sprain Road, Yonkers NY 10710	1,055,394	(2)	10.0
James J. Veneruso	35 E. Grassy Sprain Road, Yonkers NY 10710	1,052,785	(3)	9.9
BMW Machinery Co., Inc.	35 E. Grassy Sprain Road, Yonkers NY 10710	575,105	(4)	5.4
William E. Griffin		381,544		3.6
Stephen R. Brown		81,382	(5)	*
James M. Coogan		254,451	(6)	2.4
Mary-Jane Foster		21		*
Gregory F. Holcombe(7)	35 E. Grassy Sprain Road, Yonkers NY 10710	1,827,568	(7)	17.3
Adam W. Ifshin		10,599		*
James J. Landy		189,019	(8)	1.8
Michael P. Maloney		46,563	(9)	*
Angelo R. Martinelli		272,191	(10)	2.6
William J. Mulrow		42,841	(11)	*
John A. Pratt Jr.		128,517		*
Cecile D. Singer		106,864	(12)	*
Craig S. Thompson		215,267	(13)	2.0
Vincent T. Palaia		138,403	(14)	1.3
Frank J. Skuthan		29,740	(15)	*
All directors and executive officers as a group (18 persons)		3,756,526	(16)	35.1%

*	Less than 1% of the outstanding shares of common stock.

(1)	Mrs. Holcombe is the wife of Gregory F. Holcombe. The shares beneficially owned by Marie A. Holcombe and her husband, Gregory F. Holcombe, include 575,105 shares owned by BMW Machinery Co., Inc. (of which Mrs. Holcombe is the principal shareholder), 1,015,069 shares held by The Josephine Abplanalp Revocable Living Trust f/b/o Marie Holcombe (for which James J. Veneruso, Josephine Abplanalp and Marie A. Holcombe are co-trustees), 105,465 shares held in trusts for the benefit of the children of Gregory F. and Marie A. Holcombe (for which Mr. Holcombe serves as trustee), 6,036 shares held in trust for the benefit of the children of Gregory F. and Marie A. Holcombe (for which James J. Veneruso is the trustee) and 5,661 shares held by the Heidi Foundation Inc. (of which Mr. and Mrs. Holcombe are directors). The table also includes 11,446 shares which may be acquired by Mr. Holcombe upon the exercise of options, 22,752 of these shares are pledged as collateral.

(2)	1,015,069 shares held by The Josephine Abplanalp Revocable Living Trust f/b/o Marie Holcombe (for which James J. Veneruso, Josephine Abplanalp and Marie A. Holcombe are co-trustees).

(3)	1,015,069 shares held by The Josephine Abplanalp Revocable Living Trust f/b/o Marie Holcombe (for which James J. Veneruso, Josephine Abplanalp and Marie A. Holcombe are co-trustees) , 6,036 shares held in trust for the benefit of the children of Gregory F. and Marie A. Holcombe (for which James J. Veneruso is the trustee) and 122 shares held by his son, as to which Mr. Veneruso disclaims beneficial ownership,

(4)	Marie A. Holcombe is the principal shareholder of BMW Machinery Co., Inc.

(5)	Includes 7,053 shares which may be acquired upon the exercise of options; and 22,049 shares pledged as collateral.

(6)	Includes 3,000 shares held by the James M & Robin Coogan, Grandchildren Trust for which James M. and Robin Coogan are co-trustees.

(7)	For information concerning Mr. Holcombe’s beneficial ownership, see footnote 1 above.

(8)	Includes 3,875 shares held by his son, as to which Mr. Landy disclaims beneficial ownership, and 16,964 shares which may be acquired upon the exercise of options; and 55,000 shares pledged as collateral.

(9)	Includes 7,608 shares which may be acquired upon the exercise of options, and 38,955 shares pledged as collateral.

(10)	Includes 11,446 shares which may be acquired upon the exercise of options. 114,637 shares are pledged as collateral.

(11)	Includes 37,065 shares pledged as collateral.

(12)	Includes 52,891 shares pledged as collateral.

(13)	Includes 41,257 shares for which Mr. Thompson has Power of Attorney to act on behalf of his mother, and 106,975 shares pledged as collateral.

(14)	Includes 34,563 shares which may be acquired upon the exercise of options, and 12,993 shares pledged as collateral.

(15)	Includes 29,740 shares which may be acquired upon the exercise of options.

(16)	Includes 144,906 shares which may be acquired upon the exercise of options

OTHER MATTERS

The Board of Directors knows of no matters that are expected to be presented for consideration at the meeting that are not described herein. However, if other matters properly come before the meeting, it is intended that the persons named in the accompanying proxy will vote thereon in accordance with the recommendation of the Board of Directors.

Shareholders are urged to sign the enclosed proxy and return it in the enclosed envelope. The proxy is solicited on behalf of the Board of Directors.

By Order of the Board of Directors

James M. Coogan
Secretary

Yonkers, New York
October 5, 2009

Appendix A

§ 623. Procedure to enforce shareholder’s right to receive payment for shares

(a) A shareholder intending to enforce his right under a section of this chapter to receive payment for his shares if the proposed corporate action referred to therein is taken shall file with the corporation, before the meeting of shareholders at which the action is submitted to a vote, or at such meeting but before the vote, written objection to the action. The objection shall include a notice of his election to dissent, his name and residence address, the number and classes of shares as to which he dissents and a demand for payment of the fair value of his shares if the action is taken. Such objection is not required from any shareholder to whom the corporation did not give notice of such meeting in accordance with this chapter or where the proposed action is authorized by written consent of shareholders without a meeting.

(b) Within ten days after the shareholders’ authorization date, which term as used in this section means the date on which the shareholders’ vote authorizing such action was taken, or the date on which such consent without a meeting was obtained from the requisite shareholders, the corporation shall give written notice of such authorization or consent by registered mail to each shareholder who filed written objection or from whom written objection was not required, excepting any shareholder who voted for or consented in writing to the proposed action and who thereby is deemed to have elected not to enforce his right to receive payment for his shares.

(c) Within twenty days after the giving of notice to him, any shareholder from whom written objection was not required and who elects to dissent shall file with the corporation a written notice of such election, stating his name and residence address, the number and classes of shares as to which he dissents and a demand for payment of the fair value of his shares. Any shareholder who elects to dissent from a merger under section 905 (Merger of subsidiary corporation) or paragraph (c) of section 907 (Merger or consolidation of domestic and foreign corporations) or from a share exchange under paragraph (g) of section 913 (Share exchanges) shall file a written notice of such election to dissent within twenty days after the giving to him of a copy of the plan of merger or exchange or an outline of the material features thereof under section 905 or 913.

(d) A shareholder may not dissent as to less than all of the shares, as to which he has a right to dissent, held by him of record, that he owns beneficially. A nominee or fiduciary may not dissent on behalf of any beneficial owner as to less than all of the shares of such owner, as to which such nominee or fiduciary has a right to dissent, held of record by such nominee or fiduciary.

(e) Upon consummation of the corporate action, the shareholder shall cease to have any of the rights of a shareholder except the right to be paid the fair value of his shares and any other rights under this section. A notice of election may be withdrawn by the shareholder at any time prior to his acceptance in writing of an offer made by the corporation, as provided in paragraph (g), but in no case later than sixty days from the date of consummation of the corporate action except that if the corporation fails to make a timely offer, as provided in paragraph (g), the time for withdrawing a notice of election shall be extended until sixty days from the date an offer is made. Upon expiration of such time, withdrawal of a notice of election shall require the written consent of the corporation. In order to be effective, withdrawal of a notice of election must be accompanied by the return to the corporation of any advance payment made to the shareholder as provided in paragraph (g). If a notice of election is withdrawn, or the corporate action is rescinded, or a court shall determine that the shareholder is not entitled to receive payment for his shares, or the shareholder shall otherwise lose his dissenters’ rights, he shall not have the right to receive payment for his shares and he shall be reinstated to all his rights as a shareholder as of the consummation of the corporate action, including any intervening preemptive rights and the right to payment of any intervening dividend or other distribution or, if any such rights have expired or any such dividend or distribution other than in cash has been completed, in lieu thereof, at the election of the corporation, the fair value thereof in cash as determined by the board as of the time of such expiration or completion, but without prejudice otherwise to any corporate proceedings that may have been taken in the interim.

(f) At the time of filing the notice of election to dissent or within one month thereafter the shareholder of shares represented by certificates shall submit the certificates representing his shares to the corporation, or to its transfer agent, which shall forthwith note conspicuously thereon that a notice of election has been filed and shall return the certificates to the shareholder or other person who submitted them on his behalf. Any shareholder of shares represented by certificates who fails to submit his certificates for such notation as herein specified shall, at the option of the corporation exercised by written notice to him within forty-five days from the date of filing of such notice of election to dissent, lose his dissenter’s rights unless a court, for good cause shown, shall otherwise direct. Upon transfer of a certificate bearing such notation, each new certificate issued therefor shall bear a similar notation together with the name of the original dissenting holder of the shares and a transferee shall acquire no rights in the corporation except those which the original dissenting shareholder had at the time of transfer.

(g) Within fifteen days after the expiration of the period within which shareholders may file their notices of election to dissent, or within fifteen days after the proposed corporate action is consummated, whichever is later (but in no case later than ninety days from the shareholders’ authorization date), the corporation or, in the case of a merger or consolidation, the surviving or new corporation, shall make a written offer by registered mail to each shareholder who has filed such notice of election to pay for his shares at a specified price which the corporation considers to be their fair value. Such offer shall be accompanied by a statement setting forth the aggregate number of shares with respect to which notices of election to dissent have been received and the aggregate number of holders of such shares. If the corporate action has been consummated, such offer shall also be accompanied by (1) advance payment to each such shareholder who has submitted the certificates representing his shares to the corporation, as provided in paragraph (f), of an amount equal to eighty percent of the amount of such offer, or (2) as to each shareholder who has not yet submitted his certificates a statement that advance payment to him of an amount equal to eighty percent of the amount of such offer will be made by the corporation promptly upon submission of his certificates. If the corporate action has not been consummated at the time of the making of the offer, such advance payment or statement as to advance payment shall be sent to each shareholder entitled thereto forthwith upon consummation of the corporate action. Every advance payment or statement as to advance payment shall include advice to the shareholder to the effect that acceptance of such payment does not constitute a waiver of any dissenters’ rights. If the corporate action has not been consummated upon the expiration of the ninety day period after the shareholders’ authorization date, the offer may be conditioned upon the consummation of such action. Such offer shall be made at the same price per share to all dissenting shareholders of the same class, or if divided into series, of the same series and shall be accompanied by a balance sheet of the corporation whose shares the dissenting shareholder holds as of the latest available date, which shall not be earlier than twelve months before the making of such offer, and a profit and loss statement or statements for not less than a twelve month period ended on the date of such balance sheet or, if the corporation was not in existence throughout such twelve month period, for the portion thereof during which it was in existence. Notwithstanding the foregoing, the corporation shall not be required to furnish a balance sheet or profit and loss statement or statements to any shareholder to whom such balance sheet or profit and loss statement or statements were previously furnished, nor if in connection with obtaining the shareholders’ authorization for or consent to the proposed corporate action the shareholders were furnished with a proxy or information statement, which included financial statements, pursuant to Regulation 14A or Regulation 14C of the United States Securities and Exchange Commission. If within thirty days after the making of such offer, the corporation making the offer and any shareholder agree upon the price to be paid for his shares, payment therefor shall be made within sixty days after the making of such offer or the consummation of the proposed corporate action, whichever is later, upon the surrender of the certificates for any such shares represented by certificates.

(h) The following procedure shall apply if the corporation fails to make such offer within such period of fifteen days, or if it makes the offer and any dissenting shareholder or shareholders fail to agree with it within the period of thirty days thereafter upon the price to be paid for their shares:

(1) The corporation shall, within twenty days after the expiration of whichever is applicable of the two periods last mentioned, institute a special proceeding in the supreme court in the judicial district in which the office of the corporation is located to determine the rights of dissenting shareholders and to fix the fair value of their shares. If, in the case of merger or consolidation, the surviving or new corporation is a foreign corporation without an office in this state, such proceeding shall be brought in the county where the office of the domestic corporation, whose shares are to be valued, was located.

(2) If the corporation fails to institute such proceeding within such period of twenty days, any dissenting shareholder may institute such proceeding for the same purpose not later than thirty days after the expiration of such twenty day period. If such proceeding is not instituted within such thirty day period, all dissenter’s rights shall be lost unless the supreme court, for good cause shown, shall otherwise direct.

(3) All dissenting shareholders, excepting those who, as provided in paragraph (g), have agreed with the corporation upon the price to be paid for their shares, shall be made parties to such proceeding, which shall have the effect of an action quasi in rem against their shares. The corporation shall serve a copy of the petition in such proceeding upon each dissenting shareholder who is a resident of this state in the manner provided by law for the service of a summons, and upon each nonresident dissenting shareholder either by registered mail and publication, or in such other manner as is permitted by law. The jurisdiction of the court shall be plenary and exclusive.

(4) The court shall determine whether each dissenting shareholder, as to whom the corporation requests the court to make such determination, is entitled to receive payment for his shares. If the corporation does not request any such determination or if the court finds that any dissenting shareholder is so entitled, it shall proceed to fix the value of the shares, which, for the purposes of this section, shall be the fair value as of the close of business on the day prior to the shareholders’ authorization date. In fixing the fair value of the shares, the court shall consider the nature of the transaction giving rise to the shareholder’s right to receive payment for shares and its effects on the corporation and its shareholders, the concepts and methods then customary in the relevant securities and financial markets for determining fair value of shares of a corporation engaging in a similar transaction under comparable circumstances and all other relevant factors. The court shall determine the fair value of the shares without a jury and without referral to an appraiser or referee. Upon application by the corporation or by any shareholder who is a party to the proceeding, the court may, in its discretion, permit pretrial disclosure, including, but not limited to, disclosure of any expert’s reports relating to the fair value of the shares whether or not intended for use at the trial in the proceeding and notwithstanding subdivision (d) of section 3101 of the civil practice law and rules.

(5) The final order in the proceeding shall be entered against the corporation in favor of each dissenting shareholder who is a party to the proceeding and is entitled thereto for the value of his shares so determined.

(6) The final order shall include an allowance for interest at such rate as the court finds to be equitable, from the date the corporate action was consummated to the date of payment. In determining the rate of interest, the court shall consider all relevant factors, including the rate of interest which the corporation would have had to pay to borrow money during the pendency of the proceeding. If the court finds that the refusal of any shareholder to accept the corporate offer of payment for his shares was arbitrary, vexatious or otherwise not in good faith, no interest shall be allowed to him.

(7) Each party to such proceeding shall bear its own costs and expenses, including the fees and expenses of its counsel and of any experts employed by it. Notwithstanding the foregoing, the court may, in its discretion, apportion and assess all or any part of the costs, expenses and fees incurred by the corporation against any or all of the dissenting shareholders who are parties to the proceeding, including any who have withdrawn their notices of election as provided in paragraph (e), if the court finds that their refusal to accept the corporate offer was arbitrary, vexatious or otherwise not in good faith. The court may, in its discretion, apportion and assess all or any part of the costs, expenses and fees incurred by any or all of the dissenting shareholders who are parties to the proceeding against the corporation if the court finds any of the following: (A) that the fair value of the shares as determined materially exceeds the amount which the corporation offered to pay; (B) that no offer or required advance payment was made by the corporation; (C) that the corporation failed to institute the special proceeding within the period specified therefor; or (D) that the action of the corporation in complying with its obligations as provided in this section was arbitrary, vexatious or otherwise not in good faith. In making any determination as provided in clause (A), the court may consider the dollar amount or the percentage, or both, by which the fair value of the shares as determined exceeds the corporate offer.

(8) Within sixty days after final determination of the proceeding, the corporation shall pay to each dissenting shareholder the amount found to be due him, upon surrender of the certificates for any such shares represented by certificates.

(i) Shares acquired by the corporation upon the payment of the agreed value therefor or of the amount due under the final order, as provided in this section, shall become treasury shares or be cancelled as provided in section 515 (Reacquired shares), except that, in the case of a merger or consolidation, they may be held and disposed of as the plan of merger or consolidation may otherwise provide.

(j) No payment shall be made to a dissenting shareholder under this section at a time when the corporation is insolvent or when such payment would make it insolvent. In such event, the dissenting shareholder shall, at his option:

(1) Withdraw his notice of election, which shall in such event be deemed withdrawn with the written consent of the corporation; or

(2) Retain his status as a claimant against the corporation and, if it is liquidated, be subordinated to the rights of creditors of the corporation, but have rights superior to the non-dissenting shareholders, and if it is not liquidated, retain his right to be paid for his shares, which right the corporation shall be obliged to satisfy when the restrictions of this paragraph do not apply.

(3) The dissenting shareholder shall exercise such option under subparagraph (1) or (2) by written notice filed with the corporation within thirty days after the corporation has given him written notice that payment for his shares cannot be made because of the restrictions of this paragraph. If the dissenting shareholder fails to exercise such option as provided, the corporation shall exercise the option by written notice given to him within twenty days after the expiration of such period of thirty days.

(k) The enforcement by a shareholder of his right to receive payment for his shares in the manner provided herein shall exclude the enforcement by such shareholder of any other right to which he might otherwise be entitled by virtue of share ownership, except as provided in paragraph (e), and except that this section shall not exclude the right of such shareholder to bring or maintain an appropriate action to obtain relief on the ground that such corporate action will be or is unlawful or fraudulent as to him.

(l) Except as otherwise expressly provided in this section, any notice to be given by a corporation to a shareholder under this section shall be given in the manner provided in section 605 (Notice of meetings of shareholders).

(m) This section shall not apply to foreign corporations except as provided in subparagraph (e)(2) of section 907 (Merger or consolidation of domestic and foreign corporations).

SPECIAL MEETING OF SHAREHOLDERS OF

HUDSON VALLEY HOLDING CORP.
October 19, 2009
NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card
are available at www.proxydocs.com/HUVL
Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.
â Please detach along perforated line and mail in the envelope provided. â

■ 20433000000000001000 4	030609

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

	FOR	AGAINST	ABSTAIN

APPROVAL OF AMENDMENT TO THE COMPANY’S RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, TO ADD A PROVISION TO ELIMINATE SHAREHOLDER PREEMPTIVE RIGHTS	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting or any adjournment(s) thereof. This proxy when properly executed will be voted as directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted as recommended by the Board of Directors.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note: ■	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	■

HUDSON VALLEY HOLDING CORP.
Proxy for Special Meeting of Shareholders on October 19, 2009

Solicited on Behalf of the Board of Directors

       The undersigned hereby appoints               ,               and               , and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Special Meeting of Shareholders of Hudson Valley Holding Corp., to be held on October 19, 2009 at 21 Scarsdale Road, Yonkers, New York 10707, and at any adjournments or postponements thereof, as follows:

(Continued and to be signed on the reverse side.)

14475

SPECIAL MEETING OF SHAREHOLDERS OF
HUDSON VALLEY HOLDING CORP.
October 19, 2009
PROXY VOTING INSTRUCTIONS

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.
FACSIMILE – Sign, date and fax your proxy card to (718) 765-8730.
IN PERSON - You may vote your shares in person by attending the Special Meeting.

COMPANY NUMBER

ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy cards are available at www.proxydocs.com/HUVL
â Please detach along perforated line and mail in the envelope provided IF you are not voting via facsimile or in person. â

■	20433000000000001000 4	030609

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

	FOR	AGAINST	ABSTAIN
APPROVAL OF AMENDMENT TO THE COMPANY’S RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, TO ADD A PROVISION TO ELIMINATE SHAREHOLDER PREEMPTIVE RIGHTS	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting or any adjournment(s) thereof. This proxy when properly executed will be voted as directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted as recommended by the Board of Directors.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note: ■	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	■